UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2015

C&J Energy Services Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	000-55404	98-1188116
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House, 2nd floor

4 Par-la-Ville Rd

Hamilton HM08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 279-2900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

First Amendment to the C&J Energy Services 2015 Long Term Incentive Plan

C&J Energy Services Ltd. (“C&J” or the “Company”) held a Special General Meeting of Shareholders (the “Special General Meeting”) on June 4, 2015. At the Special General Meeting, the Company’s shareholders approved the First Amendment (the “First Amendment”) to the C&J Energy Services 2015 Long Term Incentive Plan (the “Plan”), which provides for an increase in the number of common shares that may be issued under the Plan by 3,646,041 shares. The First Amendment was made effective as of June 4, 2015. A description of the material terms of the First Amendment and the Plan was included in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 9, 2015. In addition, the foregoing summary is qualified in its entirety by reference to the full text of the First Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Change in Directors

On June 3, 2015, Mr. Michael C. Linn, a member of the Company’s Board of Directors (the “Board”), informed the Board that he was resigning effective June 4, 2015. Prior to his resignation, Mr. Linn served on the Compensation Committee and the Nominating & Governance Committee of the Board. Mr. Linn’s decision was not the result of any disagreement with the Company or the Board.

Mr. Linn was designated by Nabors Industries Ltd. (“Nabors”) to join the C&J Board at the closing of the merger transaction (the “Nabors Transaction”) between C&J and the completion and production services business of Nabors on March 24, 2015. Pursuant to the Company’s bye-laws, and as a result of the Nabors Transaction, Nabors has the right to designate three directors to the C&J Board, in addition to designating Mr. Comstock as a director and Chairman of the Board, until the earlier of March 24, 2020 and the date that Nabors beneficially owns less than 15% of C&J’s issued and outstanding common shares.

On June 3, 2015, Nabors notified that the Company that it had designated Mr. Sheldon R. Erikson to serve on the Board as Mr. Linn’s successor. Nabors designation of Mr. Erikson followed discussions between Mr. Anthony Petrello, Nabors’ Chairman and Chief Executive Officer, and Mr. Josh Comstock, C&J’s Chairman and Chief Executive Officer, regarding C&J’s ongoing integration and international expansion strategies. Both Nabors and C&J believe that Mr. Erikson’s depth of strategic and operational expertise, coupled with broad industry experience, will be extremely valuable as C&J continues to grow and expand internationally.

On June 4, 2015, the Nominating & Governance Committee of the Board reviewed Mr. Erikson’s qualifications and recommended to the Board, and the Board subsequently approved, Mr. Erikson’s appointment to the Board to replace the director position vacated by Mr. Linn. Mr. Erikson has also replaced Mr. Linn on the Compensation Committee and the Nominating & Governance Committee of the Board.

Mr. Erikson (age 73) was President and Chief Executive Officer of Cameron International Corp. (“Cameron”), a provider of flow equipment products, systems and services to worldwide oil and gas industries, from 1995 through the transition to Cameron’s current President and Chief Executive Officer on April 1, 2008, and also served as Chairman of the Board of Cameron from 1996 to May 2011. Under Mr. Erikson’s leadership, guidance and direction, Cameron grew from a company with annual revenues of $1.14 billion to one with $6.135 billion when Mr. Erikson retired in 2008. Prior to assuming his leadership role with Cameron, Mr. Erikson had a long and distinguished career in the energy and manufacturing sectors. He was Chairman of the Board, President and Chief Executive Officer of The Western Company of North America, an international petroleum service company engaged in pressure pumping, well stimulating and cementing and offshore drilling. Previously, he was President of the Joy Petroleum Equipment Group of Joy Manufacturing Company.

Mr. Erikson currently serves as a director of Endeavour International Corporation (May 2013 through present), an oil and gas exploration and production company, and Frank’s International N.V. (May 2013 through present), an oilfield services company. Additionally, he is currently a General Partner of Red Rock Interests, a private company. In addition to serving as a director of Cameron from May 2014 through May 2015, having previously served as Chairman of the Board of Cameron from 1996 to May 2011, Mr. Erikson’s prior board experience includes serving as a director of Rockweed Holdings, Inc., a company in the specialty chemicals and advanced material’s business; Triton Energy Company, an oil and gas exploration and production company; Spinnaker Exploration Company, an oil and gas exploration and production company; Layne Christensen Co., a provider of services and related products for the water, mineral and energy markets; and NCI Building Systems, a provider of products and services for the construction industry. He also served on the boards of the National Petroleum Council, American Petroleum Institute, National Ocean Industries Association and the Petroleum Equipment Suppliers Association, of which he is a past chairman. Mr. Erikson also serves in positions of leadership in various charitable and non-profit organizations, including the Texas Heart Institute. Mr. Erikson has an M.B.A. from the Harvard Graduate School of Business Administration and studied engineering and economics at the University of Illinois.

Change in Certain Executive Officers

On June 4, 2015, the Board approved certain changes to the composition of the Company’s executive management team, resulting from the Company’s ongoing integration efforts following the closing of the Nabors Transaction, which are intended to strengthen the combined company and ensure it is best positioned to capitalize on the synergies and opportunities provided by C&J’s greater scale, capabilities and resources.

Effective as of June 4, 2015, Mr. Larry Heidt transitioned to President – Corporate Operational Development & Industry Relations, from his prior position as President – Production Services. In this position, Mr. Heidt will be responsible for supporting the Company’s growth and ensuring efficient management of its operational resources across the Company’s core service lines, including integration within each of service line as it relates to equipment management, operational systems and new business opportunities. Mr. Everett Michael Hobbs was promoted to fill Mr. Heidt’s prior position as President – Well Services. In this position, Mr. Hobbs will direct all aspects of the Company’s well services division, which includes well support services, including maintenance, workover and plug and abandonment services, as well as fluid management, rental tool, and salt water disposal services.

Prior to his promotion to President – Well Services, Mr. Hobbs (age 53) served as the Company’s Senior Vice President – Corporate Operational Development since October 2012. In that role, Mr. Hobbs focused on structural and strategic issues within each of the Company’s core service lines, including equipment maintenance, operational best practices, corporate systems, facilities and new business opportunities. Mr. Hobbs was Chief Operating Officer of the Company’s wireline division, Casedhole Solutions, at the time C&J acquired it in June 2012, a position he had held since 2011. Following C&J’s acquisition of Casedhole Solutions through October 2012, he served as Vice President – Operations for Casedhole Solutions. Mr. Hobbs first joined Casedhole Solutions in April 2010 as Vice President and General Manager for the Southern region, before being promoted to Chief Operating Officer in 2011. Mr. Hobbs has over 30 years of experience in the oilfield service industry, the first fourteen of which were with Schlumberger in numerous operational and management positions in the Permian Basin. After leaving Schlumberger in 1997, Mr. Hobbs founded E.M. Hobbs, Inc. where he was influential in the development and implementation of many of the multi-stage completion procedures and techniques that are currently used today within the wireline service industry. Before leaving E.M. Hobbs, Inc. in 2004, Mr. Hobbs grew the company to 21 units in five locations in Texas and New Mexico. E.M. Hobbs is now known as E&P Wireline owned by Schlumberger.

Item 5.07	Submission of Matters to Vote of Security Holders.

At the Special General Meeting, C&J shareholders voted on the following two proposals:

•	Proposal 1: The approval of the First Amendment to the C&J Energy Services 2015 Long Term Incentive Plan; and

•	Proposal 2: The approval of the material terms of the C&J Energy Services 2015 Long Term Incentive Plan for the purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Each of these proposals is more fully described in C&J’s Definitive Proxy Statement on Schedule 14A, which was filed with the U.S. Securities and Exchange Commission on April 9, 2015 and is incorporated herein by reference.

A total of 105,864,781 C&J common shares entitled to vote, representing approximately 88.8% of the C&J common shares outstanding as of the record date of April 6, 2015 (the “Record Date”), were present or represented, in person or by proxy, at the Special General Meeting. Approximately 78.4% of the C&J common shares outstanding as of the Record Date, or approximately 88.3% of the C&J common shares that were voted at the Special General Meeting, voted to approve Proposal 1. Approximately 88.5% of the C&J common shares outstanding as of the Record Date, or approximately 99.6% of the C&J common shares that were voted at the Special General Meeting, voted to approve Proposal 2. A summary of the voting results for each proposal is set forth below:

Proposal 1 –First Amendment to the C&J Energy Services 2015 Long Term Incentive Plan

C&J shareholders approved this Proposal 1 with the following voting results:

For	Against	Abstain
93,467,083	12,359,564	38,134

Proposal 2 –Approval of the material terms of the C&J Energy Services 2015 Long Term Incentive Plan for the purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code

C&J shareholders approved this Proposal 2 with the following voting results:

For	Against	Abstain
105,478,246	339,297	47,238

Item 7.01	Regulation FD Disclosure

On June 8, 2015, C&J issued a press release announcing the change to its Board of Directors as disclosed under Item 5.02 hereof. A copy of the press release is furnished as Exhibit 99.1 hereto, pursuant to Item 7.01 of Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01, and including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

Exhibit 10.1	First Amendment to the C&J Energy Services 2015 Long Term Incentive Plan

Exhibit 99.1	Press Release Announcing Change to Board of Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

C&J ENERGY SERVICES LTD. (Registrant)

Date: June 8, 2015	By:	/s/ Brian Patterson
Brian Patterson
Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

Exhibit 10.1	First Amendment to the C&J Energy Services 2015 Long Term Incentive Plan

Exhibit 99.1	Press Release Announcing Change to Board of Directors